UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Biomotion Sciences

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Hamayan Street
Modi’in-Maccabim-Reut, Israel
Telephone: +972-8-6286005	7177871
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-279281

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, par value $0.0001 per share (“ordinary shares”), and warrants to purchase ordinary shares at an exercise price of $11.50 per share (“warrants”), of Biomotion Sciences (the “Company”). The description of the ordinary shares and warrants contained in the section entitled “Description of Securities” in the proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (SEC file number 333-279281) on July 17, 2024 (the “Proxy Statement/ Prospectus”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Proxy Statement/Prospectus that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to the Nasdaq Stock Market LLC and are not filed with or incorporated by reference into this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Biomotion Sciences

By:	/s/ Ilan Hadar
Name:	Ilan Hadar
Title:	Chairman and Chief Executive Officer

Dated: August 15, 2024